UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2004

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	000-49987	01-0562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Item 5. Other Events and Regulation FD Disclosure

On July 15, 2004, ConocoPhillips issued a press release announcing Archie W. Dunham’s retirement from its Board of Directors, effective September 30, 2004. Mr. Dunham’s Employment Agreement was amended in connection with his retirement and a copy of the amendment is filed as Exhibit 10 hereto and incorporated herein by reference. A copy of the press release is filed as Exhibit 99 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.	Amendment, dated July 2, 2004, to Employment Agreement, dated as of November 18, 2001, by and among ConocoPhillips, Holding and Archie W. Dunham filed as Exhibit 10.2 to Form S-4 on December 7, 2001.

99.	Press release issued by ConocoPhillips on July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ E. Julia Lambeth
E. Julia Lambeth Corporate Secretary

July 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

10

— Amendment, dated July 2, 2004, to Employment Agreement, dated as of November 18, 2001, by and among ConocoPhillips, Holding and Archie W. Dunham filed as Exhibit 10.2 to Form S-4 on December 7, 2001.

99	— Press release issued by ConocoPhillips on July 15, 2004.

4